FORM 8-A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ING USA Annuity and Life Insurance Company
Secured Medium-Term Notes
issued through
ING USA Global Funding Trust 1
(Exact name of registrant as specified in its charter)
Iowa
(State or other jurisdiction of incorporation or organization)

033-87270
(Commission File Number)
41-0991508
(I.R.S. Employer Identification Number)
1475 Dunwoody Drive, Suite 400
West Chester, Pennsylvania 19380-1478
(610) 425-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

4.50% Secured Medium-Term Notes due 2010 of ING USA Global Funding Trust 1	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-123457 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None (Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     The class of securities to be registered hereby are the 4.50% Secured Medium-Term Notes due 2010 of ING USA Global Funding Trust 1 (the “Notes”).
     The description of the Notes is incorporated by reference to (i) the information appearing under the caption “Description of the Notes” in the registrant’s prospectus and prospectus supplement, each dated May 25, 2005, regarding the secured medium-term note program, filed with the Securities and Exchange Commission pursuant to Rule 424 (b)(3) of the Securities Act of 1933, as amended (the “Act”) on May 25, 2005, pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, and (ii) the registrant’s pricing supplement dated September 15, 2005, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) of the Act.
Item 2. Exhibits.
None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING USA ANNUITY AND LIFE INSURANCE COMPANY (Registrant)
Date: September 20, 2005	By:	/s/ ERIC G. BANTA
		Name:	Eric G. Banta
		Title:	Counsel

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